UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August  26, 2004

 AmeriResource Technologies, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware	84-1084784
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

0-20033
Commission File Number

3430 E. Russell Road, Suite 317, Las Vegas, Nevada 89120
(Address of principal executive offices)

Registrant's telephone number including area code: 702.214.4249

(Former name, former address and former fiscal year, if changed since last report.)

Section 2
Item 2.01. Completion of Acquisition or Disposition of Assets

On August 26, 2004, AmeriResource Technologies, Inc. entered into an agreement whereby it sold all of its 100% interest in its subsidiary Self-Serve Technologies, Inc. to RoboServer Systems Corp. In exchange, RoboServer Systems Corp. sold to AmeriResource Technologies, Inc. 25,000,000 shares of RoboServer Systems Corp. Common Stock and 6,500,000 shares of RoboServer Systems Corp. Super Voting Preferred Stock. Following the transaction, AmeriResource Technologies, Inc. owns approximately 99% of all of the voting rights in RoboServer Systems Corp. Self-Serve Technologies, Inc. is a developer of self-serve and point-of-sale technologies such as self-serve kiosks and order stations for use by restaurants. The purchase price was determined arbitrarily; however, the exchange represents a 100% for 99% exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriResource Technologies, Inc.
August 27, 2004

/s/ Delmar Janovec
___________________________________________
Delmar Janovec,
President of AmeriResource Technologies, Inc.